Exhibit 4.162

ASSET PURCHASE AMENDING AGREEMENT

THIS AGREEMENT is made effective as of the 15th day of June, 2011 (Vancouver Time).

BETWEEN:

Nevada Geothermal Power Inc., a corporation incorporated pursuant to the laws of the Province of British Columbia (“NGP”) and its subsidiary entities NGP Truckhaven LLC, Nevada Geothermal Power East Brawley LLC and Nevada Geothermal Power South Brawley LLC (collectively, the “Subsidiaries”) (NGP and the Subsidiaries are sometimes collectively referred to herein as the “Purchaser”)

AND:

Iceland America Energy Inc., a corporation incorporated pursuant to the laws of the State of California (the “Vendor” or “IAE”)

WHEREAS:

A.	The Purchaser and the Vendor have entered into an asset purchase agreement made the 31st day of May, 2011 (the “Asset Purchase Agreement”); and

B.	The Purchaser and the Vendor wish to amend the Asset Purchase Agreement in the manner set forth below.

NOW THEREFORE, in consideration of the premises and covenants contained in this Agreement, the Parties agree as follows:

1.1	All capitalized terms used but not otherwise defined herein have the meaning ascribed to them in the Asset Purchase Agreement.

1.2	Subsection 3.1.3 is deleted in its entirety and replaced with the following:

“3.1.3 US$380,000 to be paid by the Purchaser as follows:

(a)	US$264,000 to be paid to the Vendor on the Closing Date;

(b)	US$91,000 to be paid by the Purchaser directly to certain Lessors on account of Current Lease Payments as indicated on Schedule 13; and

(c)	US$25,000 to Layman Energy Associates, Inc. on or before June 17, 2011.”

1.3	Subsection 3.1.4 is deleted in its entirely and replaced with the following:

“3.1.4	the issuance of 6,074,069 Consideration Shares (which Consideration Shares were deemed to have a value of Canadian $0.25 per Consideration Share, which is equivalent to US$1,482,700 at current exchange rates) to the Vendor or its nominees as more particularly set forth in Schedule 2. The Vendor acknowledges that the Consideration Shares shall be subject to resale restrictions under applicable securities laws (the value of such Consideration Shares plus the deposit set forth on Section 3.1.1 is referred to herein as the “Purchase Price”).”

1.4	Schedule 2 to the Asset Purchase Agreement is deleted in its entirety and replaced with the revised Schedule 2 attached as Exhibit A hereto.

1.5	Except as expressly amended herein, the Asset Purchase Agreement is hereby ratified approved and confirmed to be in full force and effect.

1.6	Governing law and Attornment - This Amending Agreement is governed by and will be construed in accordance with the laws of the State of California without regard to conflict of law principles. Each Party irrevocably attorns to the exclusive jurisdiction of the courts of the State of California with respect to any matter arising under or relating to this Amending Agreement..

1.7	Counterparts and Electronic Execution - This Amending Agreement may be executed in any number of counterparts each of which will be deemed to be an original, and all of which taken together will be deemed to constitute one and the same instrument.

This Amending Agreement may be executed and delivered by electronic means and each of the Parties may rely on such electronic execution as though it were an original hand-written signature

IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the Effective Date.

NEVADA GEOTHERMAL POWER INC.

Per:

Name: Brian Fairbank

Title:

NGP TRUCKHAVEN LLC

Per:

Name: Brian Fairbank

Title:

NEVADA GEOTHERMAL POWER EAST
BRAWLEY LLC

Per:

Name: Brian Fairbank

Title:

3

NEVADA GEOTHERMAL POWER
SOUTH BRAWLEY LLC

Per:

Name: Brian Fairbank

Title:

ICELAND AMERICA ENERGY, INC.

Per:

Name: Paul E. Wilson

Title: Chief Executive Officer

EXHIBIT A

SCHEDULE 2
ALLOCATION AND DELIVERY OF CONSIDERATION SHARES

Vendor Nominee (“Recipient”)	No. of Consideration Shares
Reykjavik Energy Invest hf Bæjarhálsi 1, 110 Reykjavík Iceland	1,734,260
Iceland America Energy, Inc. 707 Wilshire Blvd., Suite 4500 Los Angeles, CA 90017	3,071,312
Dongell Lawrence Finney LLP 707 Wilshire Blvd, 45th Floor Los Angeles CA 90017 213.943.6100	373,430
Feanaro, LLC 202 Calle Miramar Redondo Beach CA 90277 310.529.1380	169,334
MDB Capital Group LLC 401 Wilshire Boulevard, Suite 1020 Santa Monica CA 90024 310.526.5000	279,689
Paul Wilson 2024 Eden Avenue Glendale CA 91206	252,827
Layman Energy Associates, Inc. 1582 Cordova Drive San Luis Obispo, CA 93405 USA	100,000
Banack Capital Group Inc. 38 Avenue R., Suite 802 Toronto ON M5R 2G2	93,217
TOTAL:	6,074,069